Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements:
     (1) Registration Statement (Form S-3 No. 333-116821) for the registration of 5,133,492 shares of common stock of The Princeton Review, Inc.,
     (2) Registration Statements (Form S-8 No. 333-63638 and Form S-8 No. 333-104136) pertaining to The Princeton Review, Inc. 2000 Stock Incentive Plan, and
     (3) Registration Statement (Form S-8 No. 333-77016) pertaining to The Princeton Review, Inc. 401(k) Employee Savings Plan,
of our report dated March 13, 2006, except for Note 2 as to which the date is March 22, 2007, with respect to the consolidated financial statements and schedule of The Princeton Review, Inc. and our report dated March 13, 2006, except for the effects of the material weakness described in the sixth paragraph of that report as to which the date is March 22, 2007, with respect to The Princeton Review, Inc.’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Princeton Review, Inc., included in this Form 10-K/A.
/s/ Ernst & Young LLP
New York, NY
March 22, 2007